SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 Current Report
                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934
                             ---------------------

                Date of Report (Date of earliest event reported)
                               February 19, 1999

                             INDIANA UNITED BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                                    INDIANA
                 (State or Other Jurisdiction of Incorporation)

                       0-12422                    35-1562245
              (Commission File Number) (IRS Employee Identification No.)

    201 N. BROADWAY, GREENSBURG, INDIANA                47240
  (Address of principal executive offices)            (Zip Code)

                                 (812) 663-0157
              Registrant's telephone number, including area code:

ITEM 5.  OTHER EVENTS.

         On February 19, 1999, Indiana United Bancorp (the "Company"), through its Peoples Trust Company banking subsidiary, acquired four branch banking offices from Bank One, Indiana NA in a purchase and assumption transaction involving the assumption of deposit liabilities of approximately $105 million and the acquisition of loans of approximately $2 million. Two of the banking offices acquired are located in New Castle, Indiana. The other banking offices acquired are in Cambridge City and Knightstown, Indiana. Reference is made to the News Release filed as Exhibit 99.1 to this filing for further information about this transaction. Such exhibit is incorporated into this filing by reference.

         Also on February 19, 1999, the Company obtained a credit facility from National City Bank of Indiana consisting of (i) a $8 million 70-month term loan and a $3 million revolving line of credit that, upon its expiration, will convert into a 5-year term loan. Reference is made to the Loan Agreement filed as Exhibit 99.2 to this filing for further information about this credit facility and the indebtedness of the Company thereunder. Such exhibit is incorporated into this filing by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

         99.1     News Release dated March 1, 1999.

         99.2 Loan Agreement dated as of February 19, 1999 between Indiana United Bancorp, as borrower, and National City Bank of Indiana, as lender.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                               Indiana United Bancorp


                                               By: /s/ James L. Saner, Sr.
                                                   -----------------------
                                               James L. Saner, Sr.,
                                               President and Chief
                                               Operating Officer
Dated: March 1, 1999

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT
  NO.       DESCRIPTION OF DOCUMENT
-------     -----------------------
99.1        News Release dated March 1, 1999.

99.2 Loan Agreement dated as of February 19, 1999 between Indiana United Bancorp, as borrower, and National City Bank of Indiana, as lender.